                                                                    EXHIBIT 99.1

[LETTERHEAD OF LTC PROPERTIES, INC.]                    FOR IMMEDIATE RELEASE
                                                        ---------------------

Contact:
     Andre C. Dimitriadis, Chairman & CEO
     (805) 981-8655

     William McBride III, President & COO
     (805) 981-8655

     James J. Pieczynski, Sr. Vice President & CFO
     (805) 981-8655



           LTC ANNOUNCES ITS OPERATING RESULTS FOR THE THREE MONTHS
                      AND SIX MONTHS ENDED JUNE 30, 1997

================================================================================

OXNARD, CALIFORNIA, JULY 22, 1997 -- LTC Properties, Inc. (NYSE: LTC) announced today its results of operations for the three months and six months ended June 30, 1997.

     During the three months ended June 30, 1997, Funds From Operations ("FFO"), the generally accepted measure of real estate investment trust operating performance, increased approximately 10.8% on a per share basis to $0.41 compared with $0.37 per share for the same period a year earlier. FFO available to common shareholders for the second quarter of 1997 was $9,437,000 versus $7,085,000 for the second quarter of 1996. Revenues for the quarter increased by 40% to $18,115,000 from $12,920,000 for the three months ended June 30, 1996. Net income available to common shareholders increased to $7,226,000 or $0.31 per share compared with $5,617,000 or $0.30 per share for the same period a year earlier.

     For the six months ended June 30, 1997, FFO increased approximately 11% to $0.81 per share from $0.73 per share for the same period a year ago. Revenues for the six months ended June 30, 1997 were $34,602,000 versus $25,283,000 for the same period in 1996, an increase of approximately 36.9%. Net income available to common shareholders increased to $14,405,000 or $0.63 per share for the six months ended June 30, 1997 versus $11,072,000 or $0.59 per share for the same period in 1996. The increases in FFO, revenues and net income available to common shareholders resulted from approximately $182,000,000 of net investments completed since June 30, 1996.

     During the six months ended June 30, 1997, the Company completed approximately $122,444,000 in new net investments. The investments that closed consisted of approximately $48,340,000 in mortgage loans, approximately $17,748,000 in mortgage loans that will be converted into owned properties and approximately $56,356,000 in owned properties.

     At June 30, 1997, the Company had investments in 267 skilled nursing facilities and 62 assisted living residences in 32 states. The Company is a self-administered real estate investment trust which was organized to invest in long-term care and other health care related facilities through mortgage loans, facility lease transactions and other investments.

                                   #   #   #



SUMMARY OF QUARTERLY RESULTS (UNAUDITED)
--------------------------------------------------------------------------------------------
                                           Quarter ended June 30    Six months ended June 30
                                         -----------------------    ------------------------
                                          (amounts in thousands, except per share amounts)
                                             1997        1996        1997        1996
                                          ------------------------------------------------
Revenues                                   $18,115     $12,920     $34,602     $25,283

Net Income available to common               7,226     $ 5,617      14,405      11,072
 shareholders

Net Income available to common             $  0.31     $  0.30     $  0.63     $  0.59
 shareholders per share

Funds from operations available to
 common shareholders(1)                    $ 9,437     $ 7,085     $18,528     $13,797

Funds from operations available to
 common shareholders per share             $  0.41     $  0.37     $  0.81     $  0.73

Weighted average shares outstanding         23,146      18,959      22,802      18,900
----------

(1) Funds from Operations available to common shareholders ("FFO") is defined as net income before gains (losses) from debt restructuring and sales of property; plus real estate depreciation less preferred dividends as prescribed by the National Association of Real Estate Investment Trusts.

--------------------------------------------------------------------------------

                             LTC PROPERTIES, INC.
                  CONDENSED CONSOLIDATED STATEMENTS OF INCOME
--------------------------------------------------------------------------------
               (Amounts in thousands, except per share amounts)
                                  (unaudited)

                                                                                     Three months ended      Six months ended
                                                                                           June 30,               June 30
                                                                                      1997        1996       1997        1996
                                                                                   ---------    -------     -------     -------
 Revenues:
   Rental income                                                                   $ 7,561      $ 4,927     $13,875     $ 9,061
   Interest income from mortgage loans                                               6,345        3,668      12,488       8,832
   Interest income from mortgage-backed securities                                   3,731        3,989       7,447       6,787
   Interest and other revenue                                                          478          336         792         603
                                                                                   -------      -------     -------     -------

           Total revenues                                                           18,115       12,920      34,602      25,283

 Expenses:
   Interest expense                                                                  5,632        4,835      11,339       9,489
   Depreciation and amortization                                                     2,225        1,479       4,144       2,746
   Amortization of Founders' stock                                                      12           38          31          76
   Minority interest                                                                   297          117         594         272
   Operating and other expenses                                                      1,006          834       1,945       1,628
                                                                                   -------      -------     -------     -------

           Total expenses                                                            9,172        7,303      18,053      14,211
                                                                                   -------      -------     -------     -------

 Operating income                                                                    8,943        5,617      16,549      11,072
 Other income, net:                                                                    111            -         111           -
                                                                                   -------      -------     -------     -------
 Net income                                                                          9,054        5,617      16,660      11,072
 Preferred dividends                                                                 1,828            -       2,255           -
                                                                                   -------      -------     -------     -------
 Net income available to common shareholders                                       $ 7,226      $ 5,617     $14,405     $11,072
                                                                                   =======      =======     =======     =======
 Net income available to common shareholders per share                             $  0.31      $  0.30     $  0.63     $  0.59
                                                                                   =======      =======     =======     =======

 Net income available to common shareholders                                       $ 7,226      $ 5,617     $14,405     $11,072
 Add back real estate depreciation                                                   2,211        1,468       4,123       2,725
                                                                                   -------      -------     -------     -------
 Funds from operations available to common shareholders                            $ 9,437      $ 7,085     $18,528     $13,797
                                                                                   =======      =======     =======     =======

 Funds from operations available to common shareholders per share                  $  0.41      $  0.37     $  0.81     $  0.73
                                                                                   =======      =======     =======     =======

 Weighted average shares outstanding                                                23,146       18,959      22,802      18,900
                                                                                   =======      =======     =======     =======

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--------------------------------------------------------------------------------

                             LTC PROPERTIES, INC.
                     CONDENSED CONSOLIDATED BALANCE SHEETS
--------------------------------------------------------------------------------


                                           June 30,           December 31,
                                             1997                 1996
                                           --------           ------------
                                                                (audited)
                                                  (In thousands)
ASSETS
Real Estate Investments:
Buildings and improvements, net of
 accumulated depreciation and
 amortization: 1997 - $15,738;
 1996 - $11,640                           $258,192            $199,591
Land                                        15,391              12,347
Mortgage loans receivable, net of
 allowance for doubtful accounts:
 1997 - $1,000; 1996 - $1,000              231,506             177,262
Mortgage-backed securities                  90,374              92,545
                                          --------            --------
  Real estate investments, net             595,463             481,745
Other Assets:
 Cash and cash equivalents                   5,894               3,148
 Debt issue costs, net                       2,805               4,150
 Interest receivable                         3,508               2,817
 Prepaid expenses and other assets           8,135               2,289
                                          --------            --------
                                            20,342              12,404
                                          --------            --------
     Total assets                         $615,805            $494,149
                                          ========            ========

LIABILITIES AND STOCKHOLDERS' EQUITY
Convertible subordinated debentures
  due 1999 - 2004                         $104,667            $135,828
Bank borrowings                            104,000              79,400
Mortgage loans and notes payable            58,471              54,205
Bonds payable and capital lease
  obligations                               13,948              14,039
Accrued interest                             7,106               6,015
Accrued expenses and other liabilities       3,323               3,041
Distributions payable                          610               6,679
                                          --------            --------
      Total liabilities                    292,125             299,207

Minority interest                           10,506              10,528

Commitments
Stockholders' equity:
Preferred stock $0.01 par value:
  10,000,000 shares authorized;
  shares issued and outstanding:
  1997 - 3,080,000, 1996 - none             73,800                   -
Common stock $0.01 par value;
  40,000,000 shares authorized; shares
  issued and outstanding:
  1997 - 23,045,810; 1996 - 19,484,208         230                 195
Capital in excess of par value             250,779             195,297
Cumulative net income                       82,185              65,525
Notes receivable from stockholders          (7,565)                  -
Unrealized gain on interest-only             8,838                   -
  mortgage-backed securities
Cumulative distributions                   (95,093)            (76,603)
                                          --------            --------
     Total stockholders' equity            313,174             184,414
                                          --------            --------
     Total liabilities and                $615,805            $494,149
      stockholders' equity                ========            ========
